QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3/A) and related Prospectus of Gilead Sciences, Inc. for the registration of $345,000,000 2% Convertible Senior Notes due December 15, 2007 and 7,340,425 shares of its common stock and to the incorporation by reference therein of our report dated January 24, 2003, with respect to the consolidated financial statements and schedule of Gilead Sciences, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Palo Alto, California July 7, 2003

QuickLinks

EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS